Exhibit 10.8
RESTRICTED STOCK UNIT AGREEMENT
UNDER THE FORTEGRA GROUP, INC. 2021 EQUITY INCENTIVE PLAN

Name of Participant:	[●]
Number of Restricted Stock Units (“RSUs”):	[●]
Grant Date	[DATE]
This Restricted Stock Unit Agreement (this “Agreement”) is between The Fortegra Group, Inc., a Delaware corporation (the “Company”), and the Participant named above.
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
1.Award of Restricted Stock Units. On the Grant Date, the Company granted to the Participant RSUs, on the terms and conditions hereinafter set forth and in accordance with the terms of The Fortegra Group, Inc. 2021 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), for that number of shares of the Company’s Common Stock, par value $0.01 per share (“Shares”), indicated above.
2.Vesting. Subject to the terms and conditions of this Agreement, the RSUs shall become vested with respect to one-third (1/3rd) of the RSUs (rounded up to the nearest whole number of RSUs, as necessary) on each of the first, second and third anniversaries of February 15, 20[●] (each such anniversary, a “Vesting Date”), subject to the Participant’s continued service with the Company on each applicable Vesting Date.
For purposes of this Agreement, “service with the Company” means the Participant’s continued service as an employee of, or officer or other service provider with, the Company or any subsidiary of the Company. The Participant’s service with the Company shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company regardless of whether pay is suspended during such leave.
3.Effect of Termination of Employment.
(a)Except as provided in Section 3(b), the Participant’s rights to RSUs that are not vested shall be immediately and irrevocably forfeited upon a termination of the Participant’s service with the Company, including the right to receive dividend equivalents as provided in Section 7(b) of this Agreement.
(b)Notwithstanding the foregoing, in the event that a termination of the Participant’s service with the Company occurs:
(i)due to the Participant’s death or due to the Participant’s Disability (as defined below), any unvested RSUs shall become vested on the date of such termination of the Participant’s service; or

(ii)due to a termination of the Participant’s service by the Company without Cause (as defined below) or as a result of the Participant’s Retirement (as defined below), any unvested RSUs shall remain outstanding and shall vest on the Vesting Date or Vesting Dates that follow such termination in accordance with Section 2; provided, however, that all unvested RSUs shall be forfeited in the event that the Participant engages in Competition (as defined below).
(c)“Cause” shall have the meaning as ascribed in the Plan.
(d)“Competition” shall mean the Participant engaging in, participating in, carrying on, owning, or managing, directly or indirectly, either for himself or as a partner, stockholder, officer, director, employee, agent, independent contractor, representative, co-venturer, or consultant (whether compensated or not), any business, partnership, corporation, or other enterprise that is a Competitive Business.
(e)“Competitive Business” shall mean a business that (i) offers products or provides marketing, distribution, administration or related products and services that are the same as or substantially similar to the products and or services provided by the Company and/or its subsidiaries or (ii) engages in any other business the Company and/or its subsidiaries, Affiliates, or related entities are engaged in or have taken steps to be engaged; provided, however, that the foregoing shall not prohibit the Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation or other business entity which is listed on an exchange or regularly traded in the over-the-counter market.
(f)“Disability” shall have the meaning as defined under the Company’s long-term disability plan or policy that covers the Participant, or, in the event that the Company has no long-term disability plan or policy covering the Participant or such definition does not comply with Section 409A of the Code, “Disability” shall have the same meaning as defined under Section 409A of the Code. The Company must have actual knowledge of the Participant’s Disability prior to the date on which payment of the Participant’s vested RSUs due to the Participant’s separation from service would otherwise be required pursuant to Section 5 below in order to be recognized under this Agreement.
(g)“Retirement” shall mean a termination by the Participant of his or her service with the Company following the Participant’s attainment of age fifty-five (55) but only if the Participant has satisfied the Rule of 65 (defined below), provided that the Participant has delivered a “written notice of termination,” which meets the requirements set forth below, to the Company at least thirty (30) days prior to the scheduled Retirement and otherwise complies with the definition of “Retirement” set forth immediately below. For purposes of this definition, “Retirement” will generally mean that the Participant is not working at all, except for (i) engaging in certain charitable or not-for-profit endeavors, (ii) management of the Participant’s personal investments, or (iii) providing advisory services on a limited basis or serving as a member of the board of directors of a public or private company (in each case, other than with respect to a Competitive Business). For purposes of this definition, “a written notice of termination” shall include, but shall not be limited to, a statement of the Participant’s intention to terminate his or her service with the Company that (x) specifies the Participant’s date of termination, (y) certifies that the Participant will not be employed by or provide services to any entity other than personal services provided to a charitable or non-profit organization, advisory services provided to an individual or entity on a limited basis or service as a member of the board of directors of a public or private company on the terms set forth above (and, if accepting such employment or providing such services, identifying the organization, individual or entity, as applicable, by name and describing the position, duties and/or relationships with such organization, individual or entity, as applicable), and (z) acknowledges the Participant’s agreement to provide other information regarding the Participant's reasons for termination and subsequent business activity upon request of the Company. For purposes of the definition of “Retirement”, “Rule of 65” means that the sum of the Participant’s age and years of combined and continuous service with the Company equals at least sixty-five (65). For purposes of determining the Rule of 65, only full years of service with the Company shall count as years of combined and continuous service.
4.Effect of a Change in Control. In the event of a change in control (as defined in the Plan), all unvested RSUs that have not been previously forfeited shall immediately vest on the effective date of the change in control.
5.Issuance of Shares. Within thirty (30) days after each of the following dates (except as provided in Section 9(f) below), the Company shall issue to the Participant a number of Shares equal to the number of vested RSUs on such date (if any, less any RSUs that became vested and for which Shares were issued to the Participant on an earlier date):
(i)Each Vesting Date;
(ii)The date of the Participant’s separation from service; and
(iii)The effective date of a Change in Control.
Such Shares may be delivered to the Participant either by book-entry registration or in the form of a certificate or certificates, registered in the Participant’s name or in the names of the Participant’s legal representatives, beneficiaries or heirs, as applicable. The Participant shall have no further rights with regard to the RSUs once the underlying Shares have been delivered to the Participant.
6.Transfer Restrictions.
(a)Notwithstanding anything to the contrary in this Agreement, the RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Participant.
(b)No transfer by will or the applicable laws of descent and distribution of any Shares which are issuable to the Participant upon settlement of the RSUs by reason of the Participant’s death shall be effective to bind the Company unless the CNG Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the CNG Committee may deem necessary to establish the validity of the transfer.
7.Distributions and Adjustments.
(a)If there is any change in the number or character of the Shares without additional consideration paid to the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise), other than a dividend in which the RSU is credited with dividend equivalent rights pursuant to Section 7(b) below, the CNG Committee administering the Plan shall, in such manner and to such extent (if any) as it deems appropriate and equitable, adjust the number of RSUs subject to this Agreement accordingly, in its sole discretion. Any fractional RSU resulting from an adjustment under this Section 7(a) shall be rounded down to the nearest whole unit.
(b)RSUs shall be credited with dividend equivalents at such times as dividends, whether in the form of cash, Shares, or other property are paid with respect to the Shares. Subject to applicable withholding requirements, any such dividend equivalents shall be paid on the dividend payment date to the Participant as if each RSU held by the Participant were an outstanding Share, provided that the Participant is then providing services to the Company.
8.Taxes.
(a)The Participant acknowledges that the Participant shall consult with the Participant’s own tax advisor regarding the federal, state and local tax consequences of the grant of the RSUs, payment of dividend equivalents on the RSUs, the vesting of the RSUs and issuance of Shares to the Participant in settlement of the RSUs and any other matters related to this Agreement. The Participant is relying solely on the Participant’s advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant is solely responsible for the Participant’s own tax liability that may arise as a result of this grant or any other matters related to this Agreement.
(b)The Participant is required to pay to the Company all applicable federal, state, local or other taxes, domestic or foreign, with respect to any payment made to the Participant under this Agreement in the form of Shares (the “Tax Payments”). Generally, all Tax Payments will be satisfied by the Company withholding Shares otherwise to be delivered to the Participant, having a Fair Market Value on the date the tax is to be determined, sufficient to make the Tax Payments. The Company will withhold the whole number of Shares sufficient to make the Tax Payments and will make a cash payment to the Participant for the difference between the Fair Market Value of the Shares withheld and the Tax Payments on the payment date specified in Section 5 above (but if this would cause adverse accounting then the Company will withhold one less share and the Participant must pay cash to the Company in an amount equal to any withholding due in excess of the Fair Market Value of the Shares withheld).
(c)In accordance with the terms of the Plan, and such rules as may be adopted by the CNG Committee administering the Plan, the Participant may elect, on or before the date that the amount of any tax required to be withheld is determined, to satisfy any applicable tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the RSUs (including property attributable to the RSUs described in Section 7(b) above) by:
(i)delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), or
(ii)delivering to the Company Shares having a Fair Market Value equal to the minimum tax withholding amount for such taxes. The Company shall not deliver any fractional Share but shall pay, in lieu thereof, the Fair Market Value of such fractional Share.
9.General Provisions.
(a)Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available to the Participant upon request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the CNG Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)No Right to Continued Service. Nothing in this Agreement or the Plan shall be construed as giving the Participant the right to be retained as an employee, officer or other service provider to the Company. In addition, the Company may at any time dismiss the Participant from service free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.
(c)Securities Matters. The Company shall not be required to issue or deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(d)Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(e)Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(f)Section 409A of the Code. This Agreement shall be construed and administered in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or an applicable exemption from Code Section 409A. To the extent that any compensation payable under this Agreement constitutes deferred compensation within the meaning of Code Section 409A and the Department of Treasury regulations and other guidance thereunder, (i) any provisions of this Agreement that provide for payment of compensation that is subject to Section 409A and that has payment triggered by the Participant’s separation from service other than on account of the Participant’s death shall be deemed to provide for payment that is triggered only by the Participant’s “separation from service” within the meaning of Treasury Regulation Section §1.409A-1(h) (a “Section 409A Separation from Service”), (ii) if the Participant is a “specified employee” within the meaning of Treasury Regulation Section §1.409A-1(i) on the date of the Participant’s Section 409A Separation from Service (with such status determined by the Company in accordance with rules established by the Company in writing in advance of the “specified employee identification date” that relates to the date of such Section 409A Separation from Service or in the absence of such rules established by the Company, under the default rules for identifying specified employees under Treasury Regulation Section 1.409A-1(i)), such compensation triggered by such Section 409A Separation from Service shall be paid to the Participant six months following the date of such Section 409A Separation from Service (provided, however, that if the Participant dies after the date of such Section 409A Separation from Service, this six month delay shall not apply from and after the date of the Participant’s death); and (iii) to the extent necessary to comply with Code Section 409A, the definition of change in control that applies under Code Section 409A shall apply under this Agreement to the extent that it is more restrictive than the definition of Change in Control that would otherwise apply. The Participant acknowledges and agrees that the Company has made no representation regarding the tax treatment of any payment under this Agreement and, notwithstanding anything else in this Agreement, that the Participant is solely responsible for all taxes due with respect to any payment under this Agreement.
(g)Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any Shares issuable upon the vesting of an RSU until the date that the Shares are issued to the Participant.
(h)Clawback. If the Company’s fiscal year end financials are restated and it is found that the Participant’s misconduct led to the restatement, any unvested RSUs granted hereunder may be forfeited and Shares received by the Participant upon settlement of an RSU or proceeds received by the Participant upon the sale of Shares received upon settlement of an RSU may be recovered in an amount determined by the CNG Committee and to the maximum extent required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(i)Nature of Payments. This Agreement is in consideration of services performed or to be performed for the Company or any subsidiary, division or business unit of the Company. Any income or gain realized pursuant to this Agreement shall constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary except as may be determined by the CNG Committee or by the Board or board of directors of the applicable subsidiary.

(j)Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of this Agreement.
(k)Notices. The Participant shall send all written notices regarding this Agreement or the Plan to the Company at the following address:
Fortegra Financial Corporation
10751 Deerwood Park Boulevard, Suite 200,
Jacksonville, FL 32256
Attention: Chris Romaine, General Counsel and Secretary
Email: cromaine@fortegra.com
(l)Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
**Signature Page Follows**

IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Agreement as of the day and year first above written.

THE FORTEGRA GROUP, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

By:
Name:
Title: